Registration No. 333-
                                                                        --------
As  filed  with  the  Securities  and  Exchange  Commission  on  July  24,  2003
                                                                 ---------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                           -------------------------
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------------
                           THE WORLD GOLF LEAGUE, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                  95-0201235
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)                   Identification No.)

                            258 EAST ALTAMONTE DRIVE
                        ALTAMONTE SPRINGS, FLORIDA, 32701
                    (Address of principal executive offices)

                            2003 CONSULTANT SERVICES
                            (Full title of the plan)


                                                            Copy to:
             Michael S. Pagnano
           Chief Executive Officer                 Russell T. Alba, Esquire
           258 EAST ALTAMONTE DRIVE                     Foley & Lardner
      ALTAMONTE SPRINGS, FLORIDA, 32701     100 North Tampa Street, Suite 2700
            (407) 331-6272                          Tampa, Florida  33602
  (Name, Address and telephone number,                  (813) 229-2300
including area code, of agent for service)

                           ---------------------------------



                                   CALCULATION OF REGISTRATION FEE

Title of Securities   Amount to be      Proposed        Proposed Maximum        Amount of
to be Registered       Registered       Maximum        Aggregate Offering   Registration Fee
                                     Offering Price          Price
                                       Per Share
Common Stock,        2,166,667         $ .024(1)          $ 52,000(1)              $ 4.21
..001 par value

(1)     Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average (any day within five days)

                           INCORPORATION BY REFERENCE
                                       OF
                         EARLIER REGISTRATION STATEMENT

     The World Golf League, Inc. has previously registered 34,000,000 shares of its common stock, par value $.001 per share of Common Stock for issuance under the 2003 Consultants Services Plan for The World Golf League, Inc. (the "Plan"). The registration of such shares was effected on a form S-8 Registration Statement filed with the Securities and Exchange Commission on July 21, 2003, bearing the file number 333-107198 (the "Earlier Registration Statement"). This Registration Statement is being filed to register an additional 2,166,667 securities of the same class as those for which the Earlier Registration Statement is effective. Accordingly, pursuant to General Instruction E of Form S-8, the contents of the Earlier Registration Statement are hereby incorporated herein by reference.

                                     PART II
                                     -------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

ITEM  8.          EXHIBITS.
                  --------

EXHIBIT  NO.                       Exhibit
-----------

(4.1)     2003  Consulting  Services  Agreement  with  Scott  Elliott*
-----

(4.2)     2003  Consulting  Services  Agreement  with  Harvey  Levin*
-----

(4.3)     2003  Consulting  Services  Agreement  with  David  Loev
-----

(4.4)     2003  Consulting  Services  Agreement  with  Bryan  Fisher
-----

(5)       Opinion  of  Foley  &  Lardner
---

(23.1)    Consent  of  Parker  &  Co.
------

(23.2)    Consent  of  Foley  &  Lardner  (contained  in  Exhibit  5  hereto)
------

(24)      Power  of Attorney  relating to subsequent amendments (included on the
----      signature  page  to  this  Registration  Statement)

*  Previously  filed.

                                   SIGNATURES

     The  Registrant.  Pursuant  to  the  requirements  of the Securities Act of
     ---------------
1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Altamonte Springs, and State of Florida, on this 24th day of July, 2003.

                                                WORLD  GOLF  LEAGUE,  INC.


                                            By: /s/ Michael S. Pagnano
                                                ----------------------------
                                                Michael  S.  Pagnano
                                                Chief  Executive  Officer

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Michael S. Pagnano his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.




                                     TITLE                  DATE
                         -----------------------------  -------------
SIGNATURE
------------------

                         Chief Executive Officer        July 24, 2003
/s/ Michael S. Pagnano   (Principal Executive Officer)
----------------------
Michael S. Pagnano

                         Chief Financial Officer        July 24, 2003
/s/ Michael S. Pagnano   (Principal Executive Officer)
-----------------------
Michael S. Pagnano

/s/ Michael S. Pagnano    Director                      July 24, 2003
-----------------------
Michael S. Pagnano

/s/ William Page          Director                       July 24, 2003
-----------------------
William Page

/s/ King Simmons          Director                       July 24, 2003
-----------------------
King Simmons

                                  EXHIBIT INDEX

              THE WORLD GOLF LEAGUE, INC. 2003 CONSULTANT SERVICES

EXHIBIT NO.                       EXHIBIT
----------                        -------

(4.1)     2003  Consulting  Services  Agreement  with  Scott  Elliott*

(4.2)     2003  Consulting  Services  Agreement  with  Harvey  Levin*

(4.3)     2003  Consulting  Services  Agreement  with  David  Loev

(4.4)     2003  Consulting  Services  Agreement  with  Bryan  Fisher

(5)       Opinion  of  Foley  &  Lardner

(23.1)    Consent  of  Parker  &  Co.

(23.2)    Consent  of  Foley  &  Lardner  (contained  in  Exhibit  5  hereto)

(24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

*  Previously  filed.